A. H. BELO
2008 INCENTIVE COMPENSATION PLAN

A. H. BELO
2008 INCENTIVE COMPENSATION PLAN

A. H. BELO
2008 INCENTIVE COMPENSATION PLAN
     A. H. Belo Corporation, a Delaware corporation (“A. H. Belo”), establishes the A. H. Belo 2008 Incentive Compensation Plan (the “Plan”), effective as of the date on which Belo Corp. distributes to its shareholders all of the common stock of A. H. Belo (the “Distribution Date”).
     1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of A. H. Belo’s business, in order to serve the best interests of A. H. Belo and its shareholders.
     2. Term. The Plan will expire on the tenth anniversary of the Distribution Date.
     3. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:
     (a) Appreciation Right means a right granted pursuant to Section 7.
     (b) Award means the award of an Incentive Compensation Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares or Performance Units; or the grant or sale of Restricted Shares or Restricted Stock Units.
     (c) Board means the Board of Directors of A. H. Belo.
     (d) Change in Control means the occurrence of any of the following:
     (i) individuals who, as of the effective date of the Plan, were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the effective date of the Plan whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors will be considered as though such individual were an Incumbent Director, other than any such individual whose assumption of office after the effective date of the Plan occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board;
     (ii) the consummation of (A) a merger, consolidation or similar form of corporate transaction involving the Company (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;
     (iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
     (iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (D) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (E) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of Section 3(d)(ii).
     For purposes of applying the provisions of Section 3(d)(ii)(B)(2) and Section 3(d)(iv) at any time on or after the Effective Date, neither Robert W. Decherd nor any Person holding voting securities of the Continuing Entity or Company Voting Securities, as applicable, over which Robert W. Decherd has sole or shared voting power will be considered to be the beneficial owner of 30% or more of such voting securities or Company Voting Securities.
     (e) Code means the Internal Revenue Code of 1986, as in effect from time to time.
     (f) Committee means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 17, the Board.
     (g) Common Stock means the Series A Common Stock, par value $.01 per share, and the Series B Common Stock, par value $.01 per share, of A. H. Belo or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.
     (h) Date of Grant means (i) with respect to Participants, the date specified by the Committee on which an Award will become effective and (ii) with respect to Directors, the date specified in Section 12.
     (i) Director means a member of the Board who is not a regular full-time employee of A. H. Belo or any Subsidiary.
     (j) Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of A. H. Belo and need not be signed by a representative of A. H. Belo or a Participant or a Director.
     (k) Exchange Act means the Securities Exchange Act of 1934, as amended.
     (l) Grant Price means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.
     (m) Incentive Compensation Plan Bonus means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.
     (n) Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of A. H. Belo and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within A. H. Belo or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by A. H. Belo of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity and without regard to changes in applicable tax laws.
     The Management Objectives applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to performance standards set by the Compensation Committee relating to or peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items):

(i)	earnings per share;

(ii)	earnings before interest, taxes, depreciation and amortization (EBITDA);

(iii)	net income;

(iv)	net operating profit;

(v)	revenue;

(vi)	operating margins;

(vii)	share price;

(viii)	total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock);

(ix)	return on invested capital;

(x)	return on shareholder equity;

(xi)	return on assets;

(xii)	working capital targets;

(xiii)	cost reduction;

(xiv)	debt reduction; and

(xv)	industry specific measures of audience or revenue share.

     If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of A. H. Belo (other than an acquisition or disposition described in the first paragraph of this Section 3(n) or the manner in which A. H. Belo conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.
     (o) Market Value per Share means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.
     (p) Option Price means the purchase price per share payable on exercise of a Stock Option.
     (q) Participant means a person who is selected by the Committee to receive benefits under the Plan and who is at that time (i) an executive officer or other key employee of A. H. Belo or any Subsidiary or (ii) the holder of a stock option or restricted stock units issued by Belo Corp. to whom A. H. Belo is obligated to issue a Stock Option and/or Restricted Stock Units pursuant to the terms of that certain Employee Matters Agreement dated as of the Distribution Date by and between Belo Corp. and A. H. Belo.
     (r) Performance Share means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10.
     (s) Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Incentive Compensation Plan Bonus will be a period of 12 months, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.
     (t) Performance Unit means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Section 10.
     (u) Restricted Shares means shares of Common Stock granted or sold pursuant to Section 8 as to which neither the ownership restrictions nor the restrictions on transfer have expired.
     (v) Restricted Stock Units means an award pursuant to Section 9 of the right to receive shares of Common Stock at the end of a specified deferral period, subject to the satisfaction of certain conditions.
     (w) Rule 16b-3 means Rule 16b-3 under Section 16 of the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

     (x) Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.
     (y) Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6.
     (z) Subsidiary means (i) any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by A. H. Belo, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by A. H. Belo and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by A. H. Belo.
     4. Shares Available Under Plan. The number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Appreciation Rights or Stock Options, (ii) as Restricted Shares and released from all restrictions, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares, Performance Units or Incentive Compensation Plan Bonuses will not exceed in the aggregate 8 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 14 and will be further adjusted to include shares that (i) relate to Awards that expire or are forfeited or (ii) are transferred, surrendered or relinquished to or withheld by A. H. Belo in satisfaction of any Option Price or in satisfaction of any tax withholding amount. Upon payment in cash of the benefit provided by any Award, any shares that were covered by that Award will again be available for issue or transfer under the Plan.
     5. Limitations on Awards. Awards under the Plan will be subject to the following limitations:
     (a) No more than an aggregate of 4 million shares of Common Stock, subject to adjustment as provided in Section 4, will be issued or transferred as Restricted Shares and Restricted Stock Units (excluding the award of any Restricted Shares or Restricted Stock Units to Directors pursuant to Section 12).
     (b) No more than 8 million shares of Common Stock, subject to adjustment only as provided in Section 14, will be issued pursuant to Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.
     (c) The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights, Restricted Stock Units, Performance Shares or Restricted Shares granted or sold to a Participant during any calendar year will not exceed 800,000 shares, subject to adjustment only as provided in Section 14. The foregoing limitation will apply without regard to whether the applicable Award is settled in cash or in shares of Common Stock.

     (d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $5 million.
     (e) The payment of an Incentive Compensation Plan Bonus to any Participant will not exceed $5 million.
     6. Stock Options. The Committee may from time to time authorize grants to any Participant and, subject to Section 12, to any Director of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 6. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant will specify the number of shares of Common Stock to which it relates.
     (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.
     (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to A. H. Belo, (ii) by the actual or constructive transfer to A. H. Belo of shares of Common Stock owned by the Participant or Director for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing A. H. Belo to withhold a number of shares of Common Stock otherwise issuable to the Participant or Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that A. H. Belo is prohibited from purchasing or acquiring such shares of Common Stock.
     (d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.
     (e) Successive grants may be made to the same Participant or Director whether or not any Stock Options or other Awards previously granted to such Participant or Director remain unexercised or outstanding.
     (f) Each grant will specify the required period or periods of continuous service by the Participant or Director with A. H. Belo or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.
     (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

     (h) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.
     (i) Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.
     (j) On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.
     (k) No Stock Option will be exercisable more than ten years from the Date of Grant.
     (l) The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants or Directors, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.
     (m) Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.
     (n) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.
     7. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant and, subject to Section 12, to any Director of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant or Director to receive from A. H. Belo upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

     (b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.
     (c) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) in a combination thereof, as determined by the Committee in its discretion.
     (d) Any grant may specify that the amount payable to the Participant or Director on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).
     (e) Successive grants may be made to the same Participant or Director whether or not any Appreciation Rights or other Awards previously granted to such Participant or Director remain unexercised or outstanding.
     (f) Each grant will specify the required period or periods of continuous service by the Participant or Director with A. H. Belo or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.
     (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.
     (h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.
     (i) On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.
     (j) No Appreciation Right will be exercisable more than ten years from the Date of Grant.
     (k) Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.
     (l) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.
     8. Restricted Shares. The Committee may also from time to time authorize grants or sales to any Participant and, subject to Section 12, to any Director of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant or Director in consideration of the performance of services, entitling such Participant or Director to voting and other ownership rights, but subject to the restrictions set forth in this Section 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant or Director that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.
     (b) Each grant or sale may limit the Participant’s or Director’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.
     (c) Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.
     (d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.
     (e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event.
     (f) Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of A. H. Belo or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).
     (g) Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.

     (h) Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.
     9. Restricted Stock Units. The Committee may also from time to time authorize grants or sales to any Participant and, subject to Section 12, to any Director of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute the agreement by A. H. Belo to issue or transfer shares of Common Stock to the Participant or Director in the future in consideration of the performance of services, subject to the fulfillment of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant or sale may be made without additional consideration from the Participant or Director or in consideration of a payment by the Participant or Director that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.
     (b) Each grant or sale will provide that the Restricted Stock Units will be subject to a deferral period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other similar transaction or event.
     (c) During the deferral period, the Participant or Director will not have any right to transfer any rights under the Restricted Stock Units, will not have any rights of ownership in the Restricted Stock Units and will not have any right to vote the Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.
     (d) Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.
     (e) Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.
     10. Performance Shares and Performance Units. The Committee may also from time to time authorize grants to any Participant and, subject to Section 12, to any Director of

Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant will specify the number of Performance Shares or Performance Units to which it relates.
     (b) The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant.
     (c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.
     (d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.
     (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.
     (f) On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.
     (g) Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.
     (h) Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control or other similar transaction or event and provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.
     11. Incentive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Incentive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified

Management Objectives. Incentive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine, subject to the following provisions:
     (a) The Committee will specify the Management Objectives that, if achieved, will result in the payment of the Incentive Compensation Plan Bonus.
     (b) The amount of the Incentive Compensation Plan Bonus will be determined by the Committee based on the level of achievement of the specified Management Objectives. The Incentive Compensation Plan Bonus will be paid to the Participant following the close of the calendar year in which the Performance Period relating to the Incentive Compensation Plan Bonus ends, but not later than the 15th day of the third month following the end of such calendar year, provided the Participant continues to be employed by A. H. Belo or a Subsidiary on the Incentive Compensation Plan Bonus payment date (unless such employment condition is waived by the Company).
     (c) Payment of the Incentive Compensation Plan Bonus may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Incentive Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.
     (d) If a Change in Control occurs during a Performance Period, the Incentive Compensation Plan Bonus payable to each Participant for the Performance Period will be determined at the target level of achievement of the Management Objectives, without regard to actual performance, or, if greater, at the actual level of achievement at the time of the closing of the Change in Control, in both instances without proration for less than a full Performance Period. The Incentive Compensation Bonus will be paid not later than 60 days after the closing of the Change in Control.
     (e) Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.
12. Awards for Directors.
     (a) On the date of (i) the 2008 annual meeting of Belo Corp. shareholders and (ii) each annual meeting of A. H. Belo shareholders occurring after 2008, or such other time as the Compensation Committee determines and approves, each Director will be granted (i) an Award that has a fair market value (as hereinafter determined) on the Date of Grant equal to 50% of the Director’s annual compensation from A. H. Belo and (ii) if the Director so elects, an Award that has a fair market value on the Date of Grant equal to all or any portion of the Director’s remaining annual compensation from A. H. Belo. Any such election will be irrevocable when made and, to the extent the Director’s election will result in a deferral of compensation subject to Section 409A of the Code, must be made by the Director in writing no later than the last day of the calendar year immediately preceding the calendar year in which the date of the annual shareholders meeting occurs. The form of the Award will be determined by the Committee in its discretion; provided, however, that unless the Committee determines and approves otherwise, Awards made to Directors will be in the form of Stock Options. For purposes of this Section 12, the date of an annual meeting of shareholders of A. H. Belo is the date on which the meeting is convened.
     (b) An Award granted to a Director pursuant to this Section 12 will constitute payment of all or a portion of the Director’s annual compensation for services to be performed by the Director for the 12-month period beginning on the date of the annual meeting of shareholders on which the Award is granted. If, however, a Director is elected to the Board as of a date other than the date of an annual meeting of A. H. Belo shareholders, (i) the Director’s annual compensation will be prorated based on the number of days remaining in the year in which the Director is elected to the Board (for this purpose the year will begin on the date of the annual meeting of shareholders immediately preceding the date of the Director’s election to the Board) and (ii) 50% of the Director’s prorated annual compensation will be paid in the form of an Award valued on the date of the Director’s election to the Board, subject to the Director’s election to receive up to 100% of his or her prorated annual compensation in the form of an Award valued on such date. Any such election will be irrevocable when made; and to the extent the Director’s election will result in a deferral of compensation subject to Section 409A of the Code, must be made no later than 30 days after the date of the Director’s election to the Board and will apply only to compensation paid for services to be performed by the Director after the date of his written election. Any portion of a Director’s compensation from A. H. Belo that is not paid to the Director in the form of an Award will be paid in cash on the date of the annual meeting of shareholders or the date of the Director’s election to the Board, as applicable.
     (c) For purposes of this Section 12:
     (i) the fair market value of a Stock Option or an Appreciation Right awarded to a Director will be determined by the Committee using the Black-Scholes Option Pricing Model; a generally accepted binomial pricing model that takes into account as of the Date of Grant (A) the Option Price or Grant Price, as applicable, (B) the expected term of the Stock Option or Appreciation Right, (C) the Market Value per Share of the Common Stock on the Date of Grant, (D) the volatility of the Common Stock, (E) the expected dividends on the Common Stock and (F) the risk-free interest rate for the expected term of the Stock Option or Appreciation Right; or any other pricing model used by A. H. Belo to value Stock Options for financial reporting purposes;
     (ii) the fair market value of a Restricted Stock Unit, a Restricted Share or a Performance Share awarded to a Director will be equal to the Market Value per Share of the Common Stock on the Date of Grant without regard to any restrictions, limitations or conditions with respect to such Award; and
     (iii) the fair market value of a Performance Unit awarded to a Director will be its stated value.

     13. Transferability. Unless the Committee determines otherwise on or after the Date of Grant, (i) no Award will be transferable by a Participant or Director other than by will or the laws of descent and distribution, and (ii) no Stock Option or Appreciation Right granted to a Participant or Director will be exercisable during the Participant’s or Director’s lifetime by any person other than the Participant or Director, or such person’s guardian or legal representative.
     14. Adjustments. The Committee will make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Section 4 and Section 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Performance Shares and Restricted Stock Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer) as is equitably required to prevent dilution or enlargement of the rights of Participants and Directors that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of A. H. Belo, or (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction, equity restructuring or other event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced.
     15. Fractional Shares. A. H. Belo will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
     16. Withholding Taxes. To the extent that A. H. Belo is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to A. H. Belo for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to A. H. Belo for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of A. H. Belo satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy A. H. Belo’s withholding obligation.
17. Administration of the Plan.
     (a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom (i) will meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange on which the

Common Stock is traded and (ii) will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.
     (b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.
18. Amendments and Other Matters.
     (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of A. H. Belo if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.
     (b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the shareholders of A. H. Belo. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the shareholders of A. H. Belo. This Section 18(b) is intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 14.
     (c) The Committee may also permit Participants and Directors to elect to defer the issuance of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
     (d) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.
     (e) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with A. H. Belo or any Subsidiary, nor will it interfere in any way with any right A. H. Belo or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

     (f) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.
     19. Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.